UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE WESTERN UNION COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

WesternUnion WU

Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

THE WESTERN UNION COMPANY

ANNUAL MEETING OF STOCKHOLDERS
May 19, 2022
8:00 a.m. (MDT)

The Western Union Company
Corporate Headquarters
7001 East Belleview Avenue
Denver, Colorado 80237

Directions to be able to attend The Western Union Company Annual Meeting and vote in person are available on the reverse side.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 19, 2022.

Notice is hereby given that the Annual Meeting of Stockholders of The Western Union Company ("Annual Meeting') will be held on May 19, 2022 at 8:00 a.m. (MDT).

This communication is not a form for voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement and Annual Report are available at www.proxydocs.com/wu

If you want to receive a paper copy or an email with links to the electronic materials, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side of this notice on or before April 30, 2022 to facilitate timely delivery.

Matters intended to be acted upon at the meeting are listed below.

COMPANY PROPOSALS.

The Board of Directors recommends that you vote **FOR** proposals 1, 2 and 3:

Election of Directors:

- 1a Martin I. Cole
- 1b Richard A. Goodman
- 1c Betsy D. Holden
- 1d Jeffrey A. Joerres
- 1e Devin B. McGranahan
- 1f Michael A. Miles, Jr.
- 1g Timothy P. Murphy
- 1h Joyce A. Phillips
- 1i Jan Siegmund
- 1j Angela A. Sun
- 1k Solomon D. Trujillo

Other Matters:

2. Advisory Vote to Approve Executive Compensation
3. Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for 2022

STOCKHOLDER PROPOSAL.

The Board of Directors recommends that you vote **AGAINST** the following stockholder proposal:

4. Stockholder Proposal Regarding Modification to Stockholder Right to Call a Special Meeting

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THIS IS NOT A FORM FOR VOTING

You may immediately vote your proxy on the Internet at:

www.proxypush.com/wu

- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 11:59 p.m. (EDT) on May 18, 2022.
- Please have this Notice available. Follow the instructions to vote your proxy. Scan the QR code to the right for mobile voting.

FPO

Your Internet vote authorizes named proxies, Devin McGranahan and Darren Dragovich, to vote your shares in the same manner as if you marked, signed and returned your proxy card.

To request paper copies of the proxy materials, which include the proxy card, proxy statement and annual report, please contact us via: Internet – Access the Internet and go to www.investorelections.com/wu . Follow the instructions to log in, and order copies. Telephone – Call us free of charge at 866-870-3684 in the U.S. or Canada, using a touch-tone phone, and follow the instructions to log in and order copies. Email – Send us an email at paper@investorelections.com with “wu Materials Request” in the subject line. The email must include: • The 11-digit control # located in the box in the upper right hand corner on the front of this notice. • Your preference to receive printed materials via mail -or- to receive an email with links to the electronic materials. • If you choose email delivery you must include the email address. • If you would like this election to apply to delivery of materials for all future meetings, write the word “Permanent” and include the last 4 digits of your Social Security Number or Tax ID number in the email. Directions to be able to attend the Annual Meeting The Annual Meeting will be held at The Western Union Company’s Corporate Headquarters, 7001 East Belleview Avenue, Denver, CO 80237, located near the intersection of Interstate 25 and East Belleview Avenue. To gain admission, you will need to show that you are a stockholder of the Company. All stockholders will be required to show valid, government-issued, picture identification or an employee badge issued by the Company. If your shares are registered in your name, your name will be compared to the list of registered stockholders to verify your share ownership. If your shares are in the name of your broker or bank, you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker. If you do not have valid picture identification and proof that you own Company shares, you will not be admitted to the Annual Meeting. All packages and bags are subject to inspection. Please note that the registration desk will open at 7:30 a.m. Please arrive in advance of the start of the meeting to allow time for identity verification.